United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 29, 2017
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)

001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 29, 2017, pursuant to that certain (i) Agreement and Plan of Merger, dated as of June 8, 2017, by and among Fidelity National Financial, Inc. (“FNF”), Black Knight Financial Services, Inc. (“Black Knight”), Black Knight, Inc. (formerly known as Black Knight Holdco Corp.) (“New Black Knight”), New BKH Corp. (“New BKH”), New BKH Merger Sub, Inc. and BKFS Merger Sub, Inc. (the “Merger Agreement”) and (ii) Reorganization Agreement, dated as of June 8, 2017, by and among FNF, Black Knight Holdings, Inc. (“BKHI”) and New BKH (the “Reorganization Agreement”), FNF completed the previously announced (i) contribution by BKHI of (x) all of the shares of Class B common stock of Black Knight that BKHI owned and (y) all of the class A units of Black Knight Financial Services, LLC that BKHI owned, to New BKH, a direct wholly-owned subsidiary of BKHI (the “Contribution”), (ii) distribution of the shares of New BKH common stock to the holders of FNF Group common stock (the “Distribution” and together with the Contribution, the “Spin-off”), followed by (iii) mergers of Black Knight and New BKH with wholly-owned subsidiaries of New Black Knight (the “Mergers” and together with the Spin-off, the “Transactions”). Holders of FNF Group common stock received approximately 0.3066322 shares of common stock of New Black Knight for every one share of FNF Group common stock held at the close of business on the record date.
As a result of the Transactions, former holders of shares of New BKH common stock (the holders of FNF Group common stock) collectively owned approximately 54.28% of the outstanding shares of New Black Knight, and the former holders of Black Knight common stock owned approximately 45.72% of the outstanding shares of New Black Knight. In the merger of New BKH with a wholly-owned subsidiary of New Black Knight, holders of New BKH common stock received one share of New Black Knight common stock for every one share of New BKH common stock held immediately prior to such merger.
Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information.
Unaudited pro forma consolidated financial information of Fidelity National Financial, Inc. giving effect to the Spin-off, and the related notes thereto, required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1.
(d) Exhibits.

Exhibit	Description
99.1	Unaudited pro forma consolidated financial information

EXHIBIT INDEX

Exhibit	Description
99.1	Unaudited pro forma consolidated financial information

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	December 7, 2017	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary